Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement No. 333-260534 on Form F-1 (the “Registration Statement”) of our reports dated June 21, 2023 relating to the financial statements of Algoma Steel Group Inc. and the effectiveness Algoma Steel Group Inc.’s internal control over financial reporting, appearing in the Prospectus Supplement, which is part of this Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants Licensed Public Accountants

Toronto, Canada June 21, 2023